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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

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                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


                         Date of Report: July 29, 2004
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                       (Date of earliest event reported)


                                  MetLife, Inc.
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             (Exact name of registrant as specified in its charter)



 Delaware                                1-15787                  13-4075851
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(State or other jurisdiction        (Commission File         (I.R.S. Employer
of incorporation)                   Number)                  Identification No.)




                   200 Park Avenue, New York, New York 10166
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             (Address of principal executive offices) (Zip Code)


               Registrant's telephone number, including area code:

                                 (212) 578-2211
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Item 5. Other Events and Regulation FD Disclosure.

         As anticipated in MetLife, Inc.'s press release issued on July 28, 2004, the Internal Revenue Service has issued its audit report on Metropolitan Life Insurance Company and its subsidiaries for the years 1997-1999. As a result of the resolution of the issues in this audit, the Company has reduced liabilities in the amount of $105 million, net of income taxes. Accordingly, the Company's net income for the quarter ended June 30, 2004 increased to $947 million or $1.25 per diluted share from its previously reported net income of $842 million or $1.11 per diluted share. This benefit will be reflected in the Company's consolidated results of operations in the Corporate and Other portion of its business as presented in the Company's quarterly report on Form 10-Q for the quarter ended June 30, 2004 to be filed with the Securities and Exchange Commission.
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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                               METLIFE, INC.


                               By:   /s/ Gwenn L. Carr
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                                     Name:  Gwenn L. Carr
                                     Title:  Vice-President and Secretary




Date: July 30, 2004